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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the following with respect to Post-Effective Amendment No. 19 pursuant to the Securities Act of 1933 and Amendment No. 20 to the Investment Company Act of 1940, as amended, to the Registration Statement on Form N-1A of M.S.D.&T. Funds, Inc. (File Nos. 33-27491 and 811-5782):

     1. The incorporation by reference of our report dated July 18, 1997 into the prospectuses relating to the Tax-Exempt Money Market Fund (Trust), Prime Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, Growth & Income Fund (formerly the Value Equity Fund), International Equity Fund, Limited Maturity Bond Fund (formerly Intermediate Fixed Income Fund, and Maryland Tax-Exempt Bond Fund.

     2. The reference to our Firm under the heading "Financial Highlights" in the applicable Prospectuses.

     3. The reference to our Firm under the heading "Independent Accountants" in the Statement of Additional Information.


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 26, 1997